Exhibit 107.1
Calculation of Filing Fee Tables

Form S-3
(Form Type)

Bloom Energy Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	— (2)	—	—	—	—
	Equity	Preferred Stock, par value $0.0001 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	— (2)	—	—	—	—
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	— (2)	—	—	—	—
	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	— (2)	—	—	—	—
	Other	Stock Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	— (2)	—	—	—	—
	Other	Stock Purchase Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	— (2)	—	—	—	—
	Other	Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	— (2)	—	—	—	—
	Equity	Secondary Offering: Class A Common Stock, par value $0.0001 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	— (2)	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	Equity	Secondary Offering: Class A Common Stock, par value $0.0001 per share	Rule 415(a)(6)	$23,491,701 (3)	—	$313,144,374.33	—	—	S-3	333-260464	October 25, 2021	$34,508.51 (4)
	Total Offering Amounts					$313,144,374.33		— (2)(4)
	Total Fees Previously Paid							$34,508.51
	Total Fee Offsets(5)							—
	Net Fee Due							$— (2)(4)

(1)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Bloom Energy Corporation, Inc. (the “registrant”) is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Class A common stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Class A common stock which may be issued with respect to such shares of Class A common stock in connection with any stock split, stock dividend, reclassifications or similar transactions.. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.
(3)	With respect to this secondary offering, this registration statement registers 23,491,701 shares of Class A common stock to be sold by the selling securityholders named herein. Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of Class A common stock which may be issued with respect to such shares of Class A common stock in connection with any stock split, stock dividend, reclassifications or similar transactions. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise, or exchange of other securities.
(4)	The registrant previously registered an aggregate of 23,491,701 shares of common stock (the “Carry Forward Securities”) covered by a prospectus supplement filed pursuant to Rule 424(b)(7) under the Securities Act on September 29, 2023, to the prospectus dated October 25, 2021 included in the registrant’s Registration Statement on Form S-3ASR (File No. 333-260464) (the “Prior Registration Statement”), of which all 23,491,701 shares remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the registration fees relating to the Carry Forward Securities under the Prior Registration Statement will continue to be applied to such securities hereunder. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.
(5)	The registrant does not have any fee offsets.